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 EXHIBIT 23.01

     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Annual Report of EACO Corporation on Form 10-K and in Registration Statement Nos. 33-11684, 33-12556, 33-12556 and 333-98327 of EACO
Corporation on Forms S-8 of our report dated March 6, 2006 (which report expresses an unqualified opinion), appearing in the 2005 Annual Report to Shareholders of EACO Corporation for the year ended December 28, 2005.


/s/ Squar, Milner, Reehl & Williamson, LLP
4100 Newport Place, Suite 300
Newport Beach, California  92660

March 27, 2006

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